                 ____________________________________________


                                                                    Exhibit 4.22



                        [THIRD] SUPPLEMENTAL INDENTURE

                                    between

                             BANK ONE CORPORATION

                                      and

                           THE CHASE MANHATTAN BANK

                              Dated as of [DATE]

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1.   Definition of Terms....................................    2

                                  ARTICLE II
                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.   Designation and Principal Amount.......................    3
SECTION 2.2.   Maturity...............................................    3
SECTION 2.3.   Form and Payment.......................................    3
SECTION 2.4.   Global Debenture.......................................    4
SECTION 2.5.   Interest...............................................    5

                                  ARTICLE III
                         REDEMPTION OF THE DEBENTURES

SECTION 3.1.   Tax Event or Capital Treatment Event Redemption........    8
SECTION 3.2.   Optional Redemption by Company.........................    9
SECTION 3.3.   No Sinking Fund........................................    9

                                  ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.   Extension of Interest Payment Period...................    9
SECTION 4.2.   Notice of Extension....................................   10

                                   ARTICLE V
                                   EXPENSES

SECTION 5.1.   Payment of Expenses....................................   11
SECTION 5.2.   Payment Upon Resignation or Removal....................   11

                                  ARTICLE VI
                               FORM OF DEBENTURE

SECTION 6.1.   Form of Debenture......................................   12

                                  ARTICLE VII
                         ORIGINAL ISSUE OF DEBENTURES

SECTION 7.1.   Original Issue of Debentures...........................   20

                                                                       Page
                                                                       ----


                                 ARTICLE VIII
                                 MISCELLANEOUS

SECTION 8.1.   Ratification of Indenture..............................   20
SECTION 8.2.   Trustee Not Responsible for Recitals...................   21
SECTION 8.3.   Governing Law..........................................   21
SECTION 8.4.   Separability...........................................   21
SECTION 8.5.   Counterparts...........................................   22

          [THIRD] SUPPLEMENTAL INDENTURE, dated as of [DATE] (the "[THIRD] Supplemental Indenture"), between BANK ONE CORPORATION, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee"), under the Indenture dated as of January 1, 1997 between the Company and the Trustee (the "Indenture").

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its [Floating Rate][ %] Junior Subordinated Deferrable Interest Debentures due [DATE] (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this [THIRD] Supplemental Indenture;

          WHEREAS, BANK ONE Capital [I], a Delaware statutory business trust
(the "Trust"), has offered to the public [$           ] aggregate liquidation
amount of its [Floating Rate][ %] Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the
proceeds of the issuance and sale by the Trust to the Company of [$      ]
aggregate liquidation amount of its [Floating Rate][  %] Common Securities, in
[$         ] aggregate principal amount of the Debentures; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this [THIRD] Supplemental Indenture pursuant to Sections 3.01 and 9.01 of the Indenture and all requirements necessary to make this [THIRD] Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this [THIRD] Supplemental Indenture has been duly authorized in all respects:

          NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1.   Definition of Terms.
               -------------------

          Unless the context otherwise requires:

          (a) a term defined in the Indenture has the same meaning when used in this [THIRD] Supplemental Indenture;

          (b) a term defined anywhere in this [THIRD] Supplemental Indenture has the same meaning throughout;

          (c)  the singular includes the plural and vice versa;

          (d) a reference to a Section or Article is to a Section or Article of this [THIRD] Supplemental Indenture;

          (e) headings are for convenience of reference only and do not affect interpretation;

          (f)  the following terms have the meanings given to them in the
Declaration: (i) Business Day; (ii) Capital Treatment Event; (iii) Clearing Agency; (iv) Delaware Trustee; (v) Institutional Trustee; (vi) Institutional Trustee Account; (vii) Preferred Security Certificate; (viii) Regular Trustees;
(ix) Tax Event; and (x) Underwriting Agreement;

          (g)  the following terms have the meanings given to them in this
Section 1.1(g):

          "Additional Sums" shall have the meaning set forth in Section 2.5.
           ---------------

          "Compounded Interest" shall have the meaning set forth in Section 4.1.
           -------------------

          "Declaration" means the Amended and Restated Declaration of Trust of
           -----------
BANK ONE Capital [I], a Delaware statutory business trust, dated as of [date].

          "Deferred Interest" shall have the meaning set forth in Section 4.1.
           -----------------

          "Depositary", with respect to the Debentures, means The Depository
           ----------
Trust Company or such other successor Clearing Agency for the Preferred Securities.

          "Dissolution Event" means the liquidation of the Trust by the Regular
           -----------------
Trustees in accordance with the Declaration, and the distribution of the Debentures held by the Institutional Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.
                               --- ----

          "Global Debenture" shall have the meaning set forth in Section 2.4.
           ----------------

          "Maturity Date" shall mean [date].
           -------------

          "Non Book-Entry Preferred Securities" shall have the meaning set forth
           -----------------------------------
in Section 2.4.

          "Redemption Price" shall mean, with respect to any redemption of the
           ----------------
Debentures pursuant to Article III hereof, an amount in cash equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of such redemption.

          "Trust Securities" shall mean the Preferred Securities and the Common
           ----------------
Securities, collectively.


                                  ARTICLE II
                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.   Designation and Principal Amount.
               --------------------------------

          There is hereby authorized a series of Securities designated the "[Floating Rate][ %] Junior Subordinated Deferrable Interest Debentures due
[date]", limited in aggregate principal amount to [$        ], which amount
shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 3.03 of the Indenture.

SECTION 2.2.   Maturity.
               --------

          The Maturity Date (which shall constitute the Stated Maturity of the Debentures for purposes of the Indenture) shall be the date on which the Debentures mature and on which the principal thereof shall be due and payable together with all accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any).

SECTION 2.3.   Form and Payment.
               ----------------

          Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons in minimum denominations of [$1,000] and in integral multiples thereof. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Company as set forth in the last sentence of Section 5.02 of the Indenture; provided, however, that payment of interest may be made, at the
               --------  -------
option of the Company, by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than ten days prior to the date of payment. The Company selects each of the City of New York, New York and the City of Chicago, Illinois as a Place of Payment for the Debentures and hereby appoints The First National Bank of Chicago as Securities Registrar for the Debentures. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Sums, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SECTION 2.4.   Global Debenture.
               ----------------

          (a)  In connection with a Dissolution Event,

               (i) the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to or upon the order of the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this [THIRD] Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

               (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this [THIRD] Supplemental Indenture. Upon the issuance of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

          (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

SECTION 2.5.   Interest.
               --------

          (a) Each Debenture will bear interest at the Interest Rate (as defined below) from [date] until the principal thereof becomes due and payable, and on any overdue principal at the Interest Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate, compounded [quarterly/monthly/seminannually], payable (subject to the provisions of Article
Four) [quarterly/montlhly/semiannually] in arrears on [dates] of each year commencing on [date], to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debentures of which the Institutional Trustee is the Holder or in the case of a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date (as defined below). Notwithstanding the foregoing sentence, if the Debentures are no longer in book-entry only form, except if the Debentures are held by the Institutional Trustee, the regular record dates shall be the [dates] prior to the applicable Interest Payment Date.

          (b) The Interest Rate in respect of the Debentures will be [ % per annum based on a year of twelve thirty day months] [a floating rate per annum determined by reference to 3-Month LIBOR, determined as described below, plus a
margin of 0.   %.  "3-Month LIBOR" means the London interbank offered rate for three month U.S. dollar deposits and with respect to any Interest Period will be calculated by The First National Bank of Chicago, as calculation agent (the "Calculation Agent"), as follows:

          (i) On the THIRD Market Day (as defined below) preceding the commencement of such Interest Period (each, a "Determination Date"), 3-Month LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of three months (the "Index Maturity"), commencing on the THIRD Market Day immediately preceding the commencement of such Interest Period, which appears on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other pages as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate Page 3750") as of 11:00 a.m., London time on said Determination Date. If no such offered rate appears, 3-Month LIBOR with respect to such Interest Period will be determined as described in (ii) below.

          (ii) With respect to a Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (i) above, 3-Month LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates (unless by its terms such display provides for only a single rate, in which case a single rate shall be used) for deposits in U.S. dollars for the Index Maturity which appears on the display designated as "LIBO" on the Reuters Monitor Money Market Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 a.m., London time, on such date. If, in turn, at least two such rates are not displayed on the Reuters Screen LIBO Page at such time (unless, as aforesaid, only a single rate is required), the Calculation Agent will obtain from each of four reference banks in London selected by the Calculation Agent ("Reference Banks") such bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on such date for deposits in U.S. dollars to prime banks in the London interbank market for the Index Maturity. If two or more such quotations are provided as requested, then 3-Month LIBOR for such date shall be the arithmetic average of such quotations. If, in turn, fewer than two such quotations are provided as requested, then 3-Month LIBOR for such date will be obtained from the preceding Market Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

          (iii) If on any Determination Date, the Calculation Agent is required but unable to determine 3-Month LIBOR in the manner provided in paragraphs
     (a) and (b) above, 3-Month LIBOR for such Interest Period shall be 3-Month LIBOR as determined on the previous Determination Date.

          The term "Market Day" means any Business Day on which commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and London.]

          The term "Interest Period" means each period beginning on, and including, [date], and ending on, but excluding, the first Interest Payment Date, and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date.

          The Interest Rate for any Interest Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

          All percentages resulting from any calculations referred to in this [THIRD] Supplemental Indenture will be rounded, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

          [(c) The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each Determination Date, determine the Interest Rate and inform the Trustee and the Paying Agent and, if any Debentures are held by the Institutional Trustee, the Institutional Trustee. Unless otherwise provided by the Trustee, the Paying Agent will calculate the amount of interest payable on the Debentures in respect of the following Interest Period. The amount of interest payable for any Interest Period will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360 and rounding the resultant figure to the nearest cent (with one-half cent or more being rounded upwards). ] The determination of the Interest Rate by the Calculation Agent and the amount of interest payable by Paying Agent will (in the absence of wilful default, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Trustee, the Paying Agent, the Calculation Agent, the Trust or the Company (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (i) the selection of any Reference Bank or (ii) any inability to retain major banks in the London interbank market, in the case of the Calculation Agent, which is caused by circumstances beyond its reasonable control.

          (d) All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Debentures, whether by the Reference Banks (or any of them) or the Calculation Agent, Trustee or Paying Agent, will (in the absence of wilful default, bad faith or manifest error) be binding on the Trust, the Company, the Trustee and all of the holders of the Debentures, and no liability will (in the absence of wilful default, bad faith or manifest error) attach to the Calculation Agent, Trustee or Paying Agent in connection with the exercise or non-exercise by any of them of their powers, duties and discretion.

          (e) In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which interest is actually payable, an "Interest Payment Date").

          (f) If a Tax Event has occurred and is continuing while the Institutional Trustee is the Holder of any Debentures, and the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay such additional sums ("Additional Sums") on the Debentures held by the Institutional Trustee, as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had the Trust and the Institutional Trustee not been subject to such taxes, duties, assessments or other government charges as a result of such Tax Event. The payment of such Additional Sums will be subject to the provisions of Section
5.04 of the Indenture.


                                  ARTICLE III
                         REDEMPTION OF THE DEBENTURES

SECTION 3.1.   Tax Event or Capital Treatment Event Redemption.
               -----------------------------------------------

          If a Tax Event or a Capital Treatment Event has occurred and is continuing then, notwithstanding Section 3.2(a) but subject to Section 3.2(c), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures to redeem the Debentures, in whole, but not in part, for cash within 90 days following the occurrence of such Tax Event or Capital Treatment Event (or, if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly practicable after such approval is obtained), (the "90 Day Period") at the Redemption Price.

SECTION 3.2.   Optional Redemption by Company.
               ------------------------------

          (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article Four of the Indenture, except as otherwise may be specified in this [THIRD] Supplemental Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after [date], at the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures. If the Debentures are only partially redeemed pursuant to this
Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other
                                             --- ----
method utilized by the Securities Registrar; provided, that if at the time of
                                             --------
redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures beneficially held by each Holder of Debentures to be redeemed.

          (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

          (c)  Any redemption of Debentures pursuant to Section 3.1 or Section
3.2 shall be subject to the Company obtaining the prior approval of the Federal Reserve, if such approval is then required under applicable law, rules, guidelines or policies of the Federal Reserve.

SECTION 3.3.   No Sinking Fund.
               ---------------

          The Debentures are not entitled to the benefit of any sinking fund.

                                  ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.   Extension of Interest Payment Period.
               ------------------------------------

          Subject to Section 3.13 of the Indenture, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for an Extension Period not exceeding [20] consecutive quarters, during which Extension Period no interest shall be due and payable; provided
                                                                    --------
that no Extension Period may end on a date other than an Interest Payment Date
----
or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Interest Rate compounded quarterly for each quarter of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Sums and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the record date relating to the Interest Payment Date on which the Extension Period ends. Before the termination of any Extension Period, the Company may further defer payments of interest by further extending such period, provided that such period, together
                                           --------
with all such further extensions thereof, shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

SECTION 4.2.   Notice of Extension.
               -------------------

          (a) If the Institutional Trustee is the only registered Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extension Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

          (b) If the Institutional Trustee is not the only Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to Holders of the Debentures.

          (c)  The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under Section 4.1.


                                   ARTICLE V
                                   EXPENSES

SECTION 5.1.   Payment of Expenses.
               -------------------

          In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 8.07 of the Indenture;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration; and

          (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

Section 5.2.   Payment Upon Resignation or Removal.
               -----------------------------------

          Upon termination of this [THIRD] Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued under Section 8.07 of the Indenture to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Sections
10.4 and 10.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued under said Sections to the date of such termination, removal or resignation.


                                  ARTICLE VI
                               FORM OF DEBENTURE

SECTION 6.1.   Form of Debenture.
               -----------------

          The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                          (FORM OF FACE OF DEBENTURE)

          [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

          Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No._____________________                              CUSIP No.

                             BANK ONE CORPORATION

                   [FLOATING RATE] [  %] JUNIOR SUBORDINATED
                         DEFERRABLE INTEREST DEBENTURE
                                  DUE [date]

          BANK ONE CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of _____________ Dollars ($___________) on
[date] and to pay interest on said principal sum from [date], or from the most recent interest payment date to which interest has been paid or duly provided for, [quarterly/monthly/semiannually] (subject to deferral as set forth herein) in arrears on [dates] of each year commencing [date], at the Interest Rate (as defined in the Indenture) until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, at the Interest Rate and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate compounded quarterly. The amount of interest payable on any Interest Payment Date (as defined below) shall be calculated as provided in the Indenture. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which interest is actually payable, an "Interest Payment Date"). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the first business day next
preceding such Interest Payment Date.   [IF PURSUANT TO THE PROVISIONS OF THE
INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE, which shall be, except if the Debentures are held by the Institutional Trustee, the close of business on the [dates] next preceding such Interest Payment Date, as applicable.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular
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record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made, at the option of the
--------  -------
Company, by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than ten days prior to the date of payment. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness and General Obligations, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness and creditor in respect of General Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such holder or creditor upon said provisions.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication
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hereon shall have been signed by or on behalf of the Trustee.

          THIS DEBENTURE IS NOT A SAVINGS OR DEPOSIT ACCOUNT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

          The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                   BANK ONE CORPORATION

                                   By:_______________________________
                                   Name:
                                   Title: Chairman of the Board


Attest:

By:_________________________
Name:
Title: Secretary or Assistant Secretary


                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


The Chase Manhattan Bank,
  as Trustee


By__________________________
  Authorized Officer


Dated_______________________

                        (FORM OF REVERSE OF DEBENTURE)

          This Debenture is one of a duly authorized series of securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of January 1, 1997, duly executed and delivered between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by the [THIRD] Supplemental Indenture dated as of [date], between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This Security is one of the series designated on the face hereof (the "Debentures") and is limited in aggregate principal amount as specified in said [THIRD] Supplemental Indenture.

          Upon the occurrence and continuation of a Tax Event or Capital Treatment Event, the Company shall have the right, subject to certain conditions set forth in the Indenture, to redeem this Debenture in whole, but not in part, at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event (or, if the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") is then required, on such later date as promptly as practicable after such approval is obtained). In addition, the Company shall have the right to redeem this Debenture, in whole or in part, at any time on or after [date], at the Redemption Price (any of the foregoing redemptions an "Optional Redemption"). [The "Redemption Price" means an amount in cash equal to 100% of the principal amount together with any accrued and unpaid interest thereon, including Additional Sums and Compounded Interest, if any, to the date of such redemption.] Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized
                            --- ----
by the Securities Registrar; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures beneficially held by each Debentureholder to be redeemed in accord-ance with its procedures.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          Notwithstanding the foregoing, any redemption of Debentures by the Company shall be subject to the prior approval of the Federal Reserve, if such approval is then required under applicable law, rules, guidelines or policies of the Federal Reserve.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series affected (acting as one class), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) change the Maturity of the principal of, or the Stated Maturity of any installment of interest (or premium, if any) on, any Security, or reduce the principal amount thereof or any premium thereon or the rate of interest thereon, or change the obligations of the Company to pay additional amounts pursuant to Section 5.04 of the Indenture, or to reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or change the method of calculating interest thereon or the coin or currency in which any Security (or premium, if any, thereon) or the interest thereon is payable, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date); or (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the Holders of which are required to consent to any such supplemental indenture or to waive certain defaults thereunder and their consequences provided for in the Indenture or to reduce the requirements of the Indenture for a quorum at meetings of Holders of Securities; or (iii) change the obligations of the Company to maintain certain offices or agencies as required by the Indenture; or (iv) modify any of the provisions of the Indenture relating to supplemental indentures or the waiver of defaults, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived, without the consent of the Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extension Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the Interest Rate to the extent that payment of such interest is enforceable under applicable law); provided that no Extension Period may end on a day other than an Interest
      -------- ----
Payment Date or last beyond the Maturity Date of the Debentures. Before the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity Date of the Debentures. Upon the termination of any such Extension Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

          During any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu in all respects with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by their terms rank pari passu in all respects with or junior in interest to the Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock of any class or series of preferred stock of the Company under any Rights Plan or the repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any FCN Guarantee which is for the benefit of the holders of Preferred Securities or Common Securities issued by the Trust, (d) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees and (e) obligations under any dividend reinvestment and stock purchase plan).

          Subject to the prior approval of the Federal Reserve if such approval is then required under applicable law, rules, guidelines or policies of the Federal Reserve, the Company will have the right at any time to liquidate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York or the City of Chicago, Illinois accompanied by a written instrument or instruments of transfer in form satis-factory to the Company and the Securities Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to Section 3.07 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          [The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INDENTURE AND THE DEBENTURES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                                  ARTICLE VII
                         ORIGINAL ISSUE OF DEBENTURES

SECTION 7.1.   Original Issue of Debentures.
               ----------------------------

          Debentures in the aggregate principal amount of [$        ] may, upon
execution of this [THIRD] Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication as provided in Sections 3.01 and
3.03 of the Indenture.


                                 ARTICLE VIII
                                 MISCELLANEOUS

SECTION 8.1.   Ratification of Indenture.
               -------------------------

          The Indenture, as supplemented by this [THIRD] Supplemental Indenture, is in all respects ratified and confirmed, and this [THIRD] Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 8.2.   Trustee Not Responsible for Recitals.
               ------------------------------------

          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this [THIRD] Supplemental Indenture.

SECTION 8.3.   Governing Law.
               -------------

          This [THIRD] Supplemental Indenture and each Debenture shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 8.4.   Separability.
               ------------

          In case any one or more of the provisions contained in this [THIRD] Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this [THIRD] Supplemental Indenture or of the Debentures, but this [THIRD] Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 8.5.   Counterparts.
               ------------

          This [THIRD] Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this [THIRD] Supplemental Indenture to be duly executed and attested, as of the day and year first above written.

                              BANK ONE CORPORATION


                              By____________________________
                              Name:  M. Eileen Kennedy
                              Title: Treasurer



Attest:


By:___________________
   Assistant Secretary

                              THE CHASE MANHATTAN BANK,
                              as Trustee


                              By____________________________
                              Name:
                              Title:

Attest:

By:___________________